UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/25/2006

Analytical Surveys, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-13111

CO	84-0846389
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

9725 Datapoint Drive
Suite 300B
San Antonio, TX 78229
(Address of principal executive offices, including zip code)

210-657-1500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.01.    Completion of Acquisition or Disposition of Assets

On August 24, 2006, Analytical Surveys, Inc. (the "Company") announced the sale of selected assets associated with its Geographic Information Systems (GIS) office in Waukesha, Wisconsin, to RAMTeCH Software Solutions, Inc., a New Jersey corporation ("RAMTeCH"), pursuant to an Asset Purchase Agreement dated August 23, 2006 (the "Purchase Agreement"). The Company will receive a total of $235,000 in cash, which includes $85,000 for fixed assets with a net book value of approximately $30,000, $5,000 for a non-competition clause prohibiting the Company from indirectly contacting or marketing data conversion or data maintenance services in the continental United States for a period of three years from August 23, 2006, and $145,000 for transitional services to assist RAMTeCH with the operation of the Company's Wisconsin business until December 31, 2006. There are no direct costs related to the consulting agreement.   The Company agreed to transfer several ongoing GIS service contracts. In addition, RAMTeCH will employ all of the people currently associated with the Wisconsin operation. The effective date of the sale is August 1, 2006, and RAMTeCH will be entitled to payment for services rendered pursuant to the assigned contracts after that date, and is responsible for all costs related to those contracts as well as the operation of the production facility located in Waukesha, Wisconsin.

The contracts that were assigned to RAMTeCH represent $1.6 million of the Company's $1.7 million backlog as of July 31, 2006.   The Company retained all of its assets associated with its San Antonio corporate headquarters, certain other contracts, and all accounts receivable related to the assigned contracts.

A copy of the press release announcing the sale is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release should be read in conjunction with the note regarding forward-looking statements which is included in the text of the press release.

The description of the Purchase Agreement above does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

2.1 Asset Purchase Agreement dated August 23, 2006, by and between RAMTeCH Software Solutions, Inc. and the Company.

99.1   Press Release dated August 24, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analytical Surveys, Inc.

Date: August 25, 2006	By:	/s/ Lori Jones
Lori Jones
CEO

Exhibit Index

Exhibit No.	Description
EX-2.1	Asset Purchase Agreement dated August 23, 2006, by and between RAMTeCH Software Solutions, Inc. and the Company
EX-99.1	Press Release dated August 24, 2006